                                                                     EXHIBIT 3.2
                                                        ----------------------
                                                              As Amended
                                                        Through January 29, 1997
                                                        ------------------------
                                    BY-LAWS
                                       OF
                               DAVID WHITE, INC.

                           (a Wisconsin corporation)

                              ARTICLE I.  OFFICES


         1.01. Registered Office. The registered office of the Corporation shall be at 11711 River Lane, Village of Germantown, County of Washington, State of Wisconsin, and the name of the registered agent in charge thereof is Tony L. Mihalovich.

         1.02. Business Offices. The Corporation shall also have an office in the Village of Germantown, Wisconsin, and at such other places as the Board of Directors may, from time to time, determine or the business of the corporation may require.

                           ARTICLE II.  STOCKHOLDERS

         2.01. Annual Meeting. The annual meeting of the stockholders for the purpose of electing directors shall be held on the fourth Tuesday in May, in each year at 2:00 o'clock p.m., or on such other day and at such other time within thirty (30) days before or after said day as may be designated by or under the authority of the Board of Directors. Any other proper business may be transacted at the annual meeting. If the day fixed for the annual meeting shall be a legal holiday in the State of Wisconsin, such meeting shall be held on the next succeeding business day. If the election of directors shall not be held on the day designated herein, or as herein provided, for any annual meeting of the stockholders or at any adjournment thereof, the Board of Directors shall cause the election to be held at a special meeting of the stockholders as soon thereafter as conveniently may be.

         2.02. Place of Meeting. The Board of Directors may designate any place, either within or without the State of Wisconsin, as the place of meeting for any annual meeting or for any special meeting called by the Board of Directors. A waiver of notice signed by all stockholders entitled to vote at a meeting may designate any place, either within or without the State of Wisconsin, as the place for the holding of such meeting. If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be the principal business office of the corporation in the State of Wisconsin or such other suitable place in the same county as said office as may be designated by the person calling such meeting, but any meeting may be adjourned to reconvene at any place designated by vote of a majority of the shares represented thereat.

         2.03. Notice of Meeting. Written notice stating the place, day and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten days (unless a longer period is required by law) nor more than sixty (60) days before the date of the meeting, either personally or by mail, by or at the direction of the President, or the Secretary, or other officers, to each stockholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be given when deposited in the United States mail, addressed to the stockholder at his address as it appears on the stock record books of the corporation, with postage thereon prepaid. An affidavit of the secretary or an assistant secretary or the transfer agent of the corporation that the notice has been given shall, in the absence of fraud, be prima facie evidence of the fact stated therein.

         2.035. Proper Business or Purposes of Stockholder Meetings. To be properly brought before a meeting of stockholders, business must be (a) specified in the notice of the meeting (or any supplement thereto) given by or at the discretion of the Board of Directors or otherwise as provided in Section
2.03 of these By-laws; (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors; or (c) otherwise properly brought before the meeting by a stockholder in compliance with this Section 2.035 (as it is in effect prior to such meeting). For business to be properly brought before a meeting by a stockholder, the stockholder must have given written notification thereof, either by personal delivery or by United States mail, postage prepaid, to the Secretary of the Corporation, and, in the case of an annual meeting, such notification must be given not later than thirty (30) days in advance of the Originally Scheduled Date of such meeting; provided, however, that if the Originally Scheduled Date of such annual meeting is earlier than the date specified in these By-laws as the date of the annual meeting and if the Board of Directors does not determine otherwise, or in the case of a special meeting of stockholders, such written notice may be so given and received not later than the close of business on the 15th day following the date of the first public disclosure, which may include any public filing with the Securities and Exchange Commission, of the Originally Scheduled Date of such meeting. Any such notification shall set forth as to each matter the stockholder proposes to bring before the meeting (i) a brief description of each item of business desired to be brought before the meeting and the reasons for conducting such business at the meeting and, in the event that such business includes a proposal to amend either the Restated Articles of Incorporation or By-laws of the Corporation, the exact language of each such proposed amendment; (ii) the name and address of the stockholder proposing such business; (iii) a representation that the stockholder is a holder of record of stock of the corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business; and (iv) any material interest of the stockholder in such business. No item of business shall be conducted at a meeting of stockholders except in strict accordance with this Section 2.035 (as it is in effect prior to such meeting), and the chairman of any meeting of stockholders may refuse to permit any business to be brought before such meeting without compliance with the foregoing procedures. For purposes of these By-laws, the "Originally Scheduled Date" of any meeting of stockholders shall be the date such meeting is scheduled to occur as specified in the notice of such meeting first generally given to stockholders regardless of whether any subsequent notice is given for such meeting or the record date of such meeting is changed. Nothing contained in this Section 2.035 shall be construed to limit the rights of a stockholder to submit proposals to the corporation which comply with the proxy rules of the Securities and Exchange Commission for inclusion in the corporation's proxy statement for consideration at stockholder meetings.

         2.04.   Fixing of Record Date.

                 (a) In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action.

                 (b)      If no record date is fixed:

                          (l) The record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.

                          (2) The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

                 (c) A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

         2.05. Voting Lists. The officer who has charge of the stock ledger of a corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. Upon the willful neglect or refusal of the directors to produce such a list at any meeting for the election of directors, they shall be ineligible for election to any office at such meeting. The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by this section or the books of the corporation, or to vote in person or by proxy at any meeting of stockholders.

         2.06. Quorum. Except as otherwise provided in the Restated Articles of Incorporation, a majority of the shares of the corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of stockholders. If a quorum is present, the affirmative vote of the majority of the shares represented at the meeting and entitled to vote on the subject matter shall be the act of the stockholders, unless the vote of a greater number or voting by classes is required by law or the Restated Articles of Incorporation. Though less than a quorum of the outstanding shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified.

         2.07. Conduct of Meetings. The Chairman of the Board, and in his absence, the President, and in their absence, a Vice President in the order provided under Section 4.06, and in their absence, any person chosen by the stockholders present shall call the meeting of the stockholders to order and shall act as chairman of the meeting, and the Secretary of the corporation shall act as secretary of all meetings of the stockholders, but in the absence of the Secretary, the presiding officer may appoint any other person to act as secretary of the meeting.

         2.08. Proxies. At all meetings of stockholders, a stockholder entitled to vote may vote by proxy appointed in writing by the stockholder or by his duly authorized attorney-in-fact. Such proxy shall be filed with the Secretary of the corporation before or at the time of the meeting. Unless otherwise provided in the proxy, a proxy may be revoked any time before it is voted, either by written notice filed with the Secretary or the acting secretary of the meeting or by oral notice given by the stockholder to the presiding officer during the meeting. The presence of a stockholder who has filed his proxy does not of itself constitute a revocation. No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy. The Board of Directors shall have the power and authority to make rules establishing presumptions as to the validity and sufficiency of proxies.

         2.09. Voting of Shares. Each outstanding share shall be entitled to one vote upon each matter submitted to a vote at a meeting of stockholders, except to the extent that the voting rights of the shares of any class or classes are enlarged, limited or denied by the Restated Certificate of Incorporation.

         2.10.   Voting of Shares by Certain Holders.

                 (a) Other Corporations. Shares standing in the name of another corporation may be voted either in person or by proxy, by the president of such corporation or any other officer appointed by such president. A proxy executed by any principal officer of such other corporation or assistant thereto shall be conclusive evidence of the signer's authority to act, in the absence of express notice to this corporation, given in writing to the Secretary, of the designation of some other person by the Board of Directors or the By-laws of such other corporation.

                 (b) Legal Representatives and Fiduciaries. Shares held by an administrator, executor, guardian, conservator, trustee-in- bankruptcy, receiver, or assignee for creditors may be voted by him, either in person or by proxy, without a transfer of such shares into his name, provided that there is filed with the Secretary before or at the time of meeting proper evidence of his incumbency and the number of shares held. Shares standing in the name of a fiduciary may be voted by him, either in person or by proxy. A proxy executed by a fiduciary, shall be conclusive evidence of the signer's authority to act, in the absence of express notice to this Corporation, given in writing to the Secretary of this Corporation, that such manner of voting is expressly prohibited or otherwise directed by the document creating the fiduciary relationship.

                 (c) Pledgees. A stockholder whose shares are pledged shall be entitled to vote such shares unless in the transfer by the pledgor on the books of the corporation he has expressly empowered the pledgee to vote thereon, in which case only the pledgee, or his proxy, may represent such stock and vote thereon.

                 (d) Treasury Stock and Subsidiaries. Neither treasury shares, nor shares held by another corporation if a majority of the shares entitled to vote for the election of directors of such other corporation is held by this corporation, shall be voted at any meeting or counted in determining the total number of outstanding shares entitled to vote, but shares of its own issue held by it in a fiduciary capacity may be voted and shall be counted in determining the total number of outstanding shares entitled to vote.

                 (e) Minors. Shares held by a minor may by voted by such minor in person or by proxy and no such vote shall be subject to disaffirmance or avoidance, unless prior to such vote the Secretary of the Corporation has received written notice or has actual knowledge that such shareholder is a minor.

                 (f) Incompetents and Spendthrifts. Shares held by an incompetent or spendthrift may be voted by such incompetent or spendthrift in person or by proxy and no such vote shall be subject to disaffirmance or avoidance, unless prior to such vote the Secretary of the Corporation has actual knowledge that such stockholder as been adjudicated an incompetent or spendthrift or actual knowledge of filing of judicial proceedings for appointment of a guardian.

                 (g) Joint Tenants. If shares or other securities having voting power stand of record in the names of two or more persons, whether fiduciaries, members of a partnership, joint tenants, tenants-in-common, tenants by the entirety or otherwise, or if two or more persons have the same fiduciary relationship respecting the same shares, unless the Secretary of the Corporation is given written notice to the contrary and is furnished with a copy of the instrument or order appointing them or creating the relationship wherein it is so provided, their acts with respect to voting shall have the following effect:

                          (l)     If only one votes, his act binds all;

                          (2) If more than one vote, the act of the majority so voting binds all;

                          (3) If more than one vote, but the vote is evenly split on any particular matter, each faction may vote the securities in question proportionally, or any person voting the shares, or a beneficiary, if any, may apply to the Court of Chancery or such other court as may have jurisdiction to appoint an additional person to act with the persons so voting the shares, which shall then be voted as determined by a majority of such persons and the person appointed by the Court. If the instrument so filed shows that any such tenancy is held in unequal interests, a majority or even-split for the purpose of this subsection shall be a majority or even- split in interest.

         2.11 Waiver of Notice by Stockholders. Whenever any notice whatever is required to be given to any stockholder of the Corporation under the Restated Articles of incorporation or By-laws or any provision of law, a written waiver thereof signed by the stockholder entitled to notice, whether before or after the time of meeting, shall be deemed equivalent to notice. Attendance of a person at a meeting of stockholders shall constitute a waiver of notice of such meeting, except when the stockholder attends a meeting for the express purpose of objecting, at the beginning of such meeting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at nor the purpose of any regular or special meeting of the stockholders need be specified in any written waiver of notice.

                        ARTICLE III.  BOARD OF DIRECTORS

         3.01. General Powers, Classification and Number. The business and affairs of the Corporation shall be managed by its Board of Directors. The number of directors of the Corporation shall be six (6), divided into three (3) substantially equal classes.

         At each annual meeting of stockholders, the successors to the class of directors whose term shall expire at the time of such annual meeting shall be elected to hold office until the third succeeding annual meeting of stockholders, and until their successors are elected and qualify.

         As of January 29, 1997, and until this Section 3.01 is otherwise amended, the class of directors to be elected by stockholders at the Corporation's 1997 annual meeting of stockholders shall consist of two (2) directors, the class of directors to be elected by stockholders at the Corporation's 1998 annual meeting of stockholders shall consist of two (2) directors, and the class of directors to be elected by stockholders at the Corporation's 1999 annual meeting of stockholders shall consist of two (2) directors.

         3.02. Tenure and Qualifications. Each director shall hold office until the annual meeting of stockholders at which his term expires and until his successor shall have been elected, or until his prior death, resignation or removal. A director may resign at any time by filing his written resignation with the Secretary of the Corporation. Directors need not be residents of the State of Wisconsin or stockholders of the Corporation.

         3.025. Stockholder Nomination Procedure. Nominations for the election of directors may be made by the Board of Directors or a committee appointed by the Board of Directors or by any stockholder entitled to vote for the election of directors who complies fully with the requirements of this
Section 3.025 (as it is in effect prior to such meeting). Any stockholder entitled to vote for the election of directors at an annual meeting may nominate a person or persons for election as a director or directors only if written notice of such stockholder's intent to make any such nomination is given, either by personal delivery or by United States mail, postage prepaid, to the Secretary of the Corporation not later than thirty (30) days in advance of the Originally Scheduled Date of such annual meeting (provided, however, that if the Originally Scheduled Date of such meeting is earlier than the date specified in these By-laws as the date of the annual meeting and if the Board of Directors does not determine otherwise, such written notice may be so given and received not later than the close of business on the 15th day following the date of the first public disclosure, which may include any public filing with the Securities and Exchange Commission, of the Originally Scheduled Date of such meeting). Each such notice shall set forth (a) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (d) such other information regarding each nominee proposed by such stockholder as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had each nominee been nominated, or intended to be nominated, by the Board of Directors; and (e) the consent of each nominee to serve as a director of the Corporation if so elected. The chairman of any meeting of stockholders to elect directors and the Board of Directors may refuse to acknowledge the nomination by a stockholder of any person not made in compliance with this Section 3.025 (as it is in effect prior to such meeting).

         3.03. Regular Meetings. The Board of Directors may provide, by resolution, the time and place, either within or without the State of Wisconsin, for the holding of regular meetings without other notice than such resolutions.

         3.04. Special Meetings. Special meetings of the Board of Directors may be called by or at the request of the Chairman of the Board, President or the Secretary. The person or persons calling such meeting may designate any place, either within or without the State of Wisconsin, as the place for holding any such meeting called by them. If no designation is made, the place of meeting shall be the principal business office of the Corporation in the State of Wisconsin.

         3.05. Notice; Waiver. Notice of each meeting of the Board of Directors (unless otherwise provided in or pursuant to Section 3.03) shall be given to each director not less than 24 hours prior to the meeting by giving oral, telephone or written notice to a director in person, or by telegram, or not less than 48 hours prior to the meeting by delivering or mailing written notice to the business address or such other address as a director shall have designated in writing filed with the Secretary. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail so addressed, with postage thereon prepaid. If notice be given by telegram, such notice shall be deemed to be delivered when the telegram addressed as in the case of notice by mail is delivered to the telegraph company. Whenever any notice whatever is required to be given to any director of the Corporation under the Restated Articles of Incorporation or By-laws or any provision of law, a waiver thereof in writing, signed at any time, whether before or after the time of meeting, by the director entitled to such notice, shall be deemed equivalent to the giving of such notice. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting and objects thereat to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice of waiver of notice of such meeting.

         3.06. Quorum. Except as otherwise provided by law or by the Restated Articles of Incorporation or these By-laws, a majority of the number of directors fixed in Section 3.01 shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, but a majority of the directors present (though less than such quorum) may adjourn the meeting from time to time without further notice.

         3.07. Manner of Acting. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, unless the act of a greater number is required by law or by the Restated Articles of Incorporation or these By-laws.

         3.08. Conduct of Meetings. The Chairman of the Board, and in his absence, the President, and in their absence, a Vice President in the order provided under Section 4.06, and in their absence, any director chosen by the directors present, shall call meetings of the Board of Directors to order and shall act as chairman of the meeting. The Secretary of the Corporation shall act as secretary of all meetings of the Board of Directors, but in the absence of the Secretary, the presiding officer may appoint any Assistant Secretary or any director or other person present to act as secretary of the meeting.

         3.09. Vacancies. Any vacancy occurring in the Board of Directors, including a vacancy crated by an increase in the number of directors, may be filled until the next succeeding annual election by the affirmative vote of a majority of the directors then in office, though less than a quorum of the Board of Directors; provided, that in case of a vacancy created by the removal of a director by vote of the stockholders, the stockholders shall have the right to fill such vacancy at the same meeting or any adjournment thereof.

         3.10. Compensation. The Board of Directors, by affirmative vote of a majority of the directors then in office, and irrespective of any personal interest of any of its members, may establish reasonable compensation of all directors for services to the Corporation as directors, officers or otherwise, or may delegate such authority to an appropriate committee. The Board of Directors also shall have authority to provide for or delegate authority to an appropriate committee to provide for reasonable pensions, disability or death benefits, and other benefits or payments, to directors, officers and employees and to their estates, families, dependents or beneficiaries on account of prior services rendered by such directors, officers and employees to the Corporation.

         3.11. Presumption of Assent. A director of the Corporation who is present at a meeting of the Board of Directors or a committee thereof of which he is a member at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

         3.12. Committees. The Board of Directors by resolution adopted by the affirmative vote of a majority of the number of directors fixed in Section
3.01 may designate one or more committees, each committee to consist of three or more directors elected by the Board of Directors, which to the extent provided in said resolution as initially adopted, and as thereafter supplemented or amended by further resolution adopted by a like vote, shall have and may exercise, when the Board of Directors is not in session, the powers of the Board of Directors in the management of the business and affairs of the Corporation, except action in respect to dividends to stockholders, election of the principal officers or the filling of vacancies in the Board of Directors or committees created pursuant to this section. The Board of Directors may elect one or more of its members as alternate members of any such committee who may take the place of any absent member or members at any meeting of such committee, upon request by the Chairman of the Board or upon request by the chairman of such meeting. Each such committee shall fix its own rules governing the conduct of its activities and shall make such reports to the Board of Directors of its activities as the Board of

Directors may request.


         3.13. Unanimous Consent without Meeting. Any action required or permitted by the Restated Articles of Incorporation or By-laws or any provision of law to be taken by the Board of Directors at a meeting or by resolution may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the directors then in office.

                             ARTICLE IV.  OFFICERS

         4.01. Number. The principal officers of the corporation shall be a Chairman of the Board, a President, a Vice President, a Secretary, and a Treasurer, each of whom shall be elected by the Board of Directors. Such other officers and assistant officers as may be deemed necessary may be elected or appointed by the Board of Directors. Any number of offices may be held by the same person.

         4.02. Election and Term of Office. The officers of the Corporation to be elected by the Board of Directors shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of the stockholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as conveniently may be. Each officer shall hold office until his successor shall have been duly elected or until his prior death, resignation or removal.

         4.03. Removal. Any officer or agent elected or appointed by the Board of Directors may be removed by the Board of Directors whenever in its judgment the best interest of the Corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment shall not of itself create contract rights.

         4.04. Vacancies. A vacancy in any principal office because of death, resignation, removal, disqualification or otherwise, shall be filled by the Board of Directors for the unexpired portion of the term.

         4.05. Chairman of the Board. The Chairman of the Board shall preside at all meetings of the Board of Directors and of the stockholders and shall perform all such other duties as may be prescribed by the Board of Directors from time to time.

         4.06. President. The President shall be the principal executive officer of the Corporation and, subject to the control of the Board of Directors, shall in general supervise and control all of the business and affairs of the Corporation. He shall, when present and in the absence of the Chairman of the Board, preside at all meetings of the stockholders and of the Board of Directors. He shall have authority, subject to such rules as may be prescribed by the Board of Directors, to appoint and remove such agents and employees of the Corporation as he shall deem necessary, to prescribe their powers, duties and compensation, and to delegate authority to them. He shall have authority to sign, execute and acknowledge, on behalf of the corporation, all deeds, mortgages, securities, contracts, leases, reports, and all other documents or other instruments necessary or proper to be executed in the course of the Corporation's regular business, or which shall be authorized by resolution of the Board of Directors; and, except as otherwise provided by law or the Board of Directors, he may authorize any Vice President or other officer or agent of the Corporation to sign, execute and acknowledge such documents or instruments in his place and stead. In general, he shall perform all duties incident to the office of President of the Corporation and such duties as may be prescribed by the Board of Directors from time to time.

         4.07. The Vice Presidents. In the absence of the President and of the Chairman of the Board, or in the event of their death, inability, or refusal to act, or in the event for any reason it shall be impracticable for the Chairman of the Board and the President to act personally, the Vice President (or in the event there be more than one Vice President, the Vice Presidents in the order designated by the Board of Directors, or in the absence of any such designation, then in the order of election, unless otherwise provided by the Board of Directors) shall perform the duties of the Chairman of the Board and/or the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Chairman of the Board and/or the President. Any Vice President shall perform such duties and have such authority as from time to time may be assigned to him by the President or by the Board of Directors. The execution of any instrument of the Corporation by any Vice President shall be conclusive evidence, as to third parties, of his authority to act in the stead of the President.

         4.08. The Secretary. The Secretary shall: (a) keep the minutes of the meetings of the stockholders and of the Board of Directors in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these By-laws or as required by law; (c) be custodian of the corporate records and of the seal of the Corporation and see that the seal of the corporation is affixed to all documents the execution of which on behalf of the Corporation under its seal is duly authorized; (d) keep or arrange for the keeping of a register of the post office address of each stockholder which shall be furnished to the Secretary by such stockholder; (e) sign with the President, or a Vice President, certificates for shares of the Corporation, the issuance of which shall have been authorized by resolution of the Board of Directors; (f) have general charge of the stock transfer books of the Corporation; and (g) in general perform all duties incident to the office of Secretary and have such other duties and exercise such authority as from time to time may be delegated or assigned to him by the President or the Board of Directors.

         4.09. The Treasurer. If required by the Board of Directors, the Treasurer shall give a bond for the faithful discharge of his duties in such sum and with such surety or sureties as the Board of Directors shall determine. He shall (a) have charge and custody of and be responsible for all funds and securities of the Corporation; receive and give receipts for monies due and payable to the Corporation from any source whatsoever, and deposit all such monies in the name of the Corporation in such banks, trust companies or other depositories as shall be selected in accordance with the provisions of Section 5.04; and (b) in general perform all of the duties incident to the office of Treasurer and have such other duties and exercise such other authority as from time to time may be delegated or assigned to him by the President or the Board of Directors.

         4.10. Assistant Secretaries and Assistant Treasurers. There shall be such number of Assistant Secretaries and Assistant Treasurers as the Board of Directors may from time to time authorize. The Assistant Secretaries may sign with the President or a Vice President certificates for shares of the Corporation, the issuance of which shall have been authorized by a resolution of the Board of Directors. The Assistant Treasurers shall respectively, if required by the Board of Directors, give bonds for the faithful discharge of their duties in such sums and with such sureties as the Board of Directors shall determine. The Assistant Secretaries and Assistant Treasurers, in general, shall perform such duties and have such authority as shall from time to time be delegated or assigned to them by the Secretary or the Treasurer, respectively, or by the President or the Board of Directors.

         4.11. Other Assistants and Acting Officers. The Board of Directors shall have the power to appoint any person to act as assistant to any officer, or as agent for the Corporation in his stead, or to perform the duties of such officer whenever for any reason it is impracticable for such officer to act personally, and such assistant or acting officer or other agent so appointed by the Board of Directors shall have the power to perform all the duties of the office to which he is so appointed to be assistant, or as to which he is so appointed to act, except as such power may be otherwise defined or restricted by the Board of Directors.

         4.12. Salaries. The salaries of the principal officers shall be fixed from time to time by the Board of Directors or by a duly authorized committee thereof, and no officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the Corporation.

                     ARTICLE V.  CONTRACTS, LOANS, CHECKS,
                      AND DEPOSITS: SPECIAL CORPORATE ACTS

         5.01. Contracts. The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute or deliver any instrument in the name of and on behalf of the Corporation, and such authorization may be general or confined to specific instances. In the absence of other designation, all deeds, mortgages and instruments of assignment or pledge made by the Corporation shall be executed in the name of the Corporation by the President or one of the Vice Presidents and by the Secretary, an Assistant Secretary, the Treasurer or an Assistant Treasurer; the Secretary or an Assistant Secretary, when necessary or required, shall affix the corporate seal thereto; and when so executed no other party to such instrument or any third party shall be required to make any inquiry into the authority of the signing officer or officers.

         5.02. Loans. No loans shall be contracted on behalf of the Corporation and no evidences of indebtedness shall be issued in its name unless authorized by or under the authority of a resolution of the Board of Directors. Such authorization may be general or confined to specific instances.

         5.03. Checks, Drafts, Etc. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation, shall be signed by such officer or officers, agent or agents of the Corporation and in such manner as shall from time to time be determined by or under the authority of a resolution of the Board of Directors.

         5.04. Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as may be selected by or under the authority of a resolution of the Board of Directors.

         5.05. Voting of Shares Owned by the Corporation. Subject always to the specific directions of the Board of Directors, any share or shares of stock or other securities issued by any other corporation and owned or controlled by the Corporation may be voted at any meeting of security holders of such other corporation by the President of the Corporation if he be present, or in his absence, by any Vice President of the Corporation who may be present.
Whenever, in the judgment of the President, or in his absence, of any Vice President, it is desirable for the Corporation to execute a proxy or written consent in respect to any share or shares of stock or other securities issued by any other corporation and owned by the Corporation, such proxy or consent shall be executed in the name of the Corporation by the President or one of the Vice Presidents of the Corporation and shall be attested by the Secretary or an Assistant Secretary of the Corporation under the corporate seal without necessity of any authorization by the Board of Directors. Any person or persons designated in the manner above stated as the proxy or proxies of the Corporation shall have full right, power and authority to vote the share or shares of stock issued by such other corporation and owned by the Corporation the same as such share or shares might be voted by the Corporation.

                    ARTICLE VI.  CERTIFICATES FOR SHARES AND
                                 THEIR TRANSFER

         6.01. Certificates for Shares. Certificates representing shares of the Corporation shall be in such form as shall be determined by the Board of Directors. Such certificates shall be signed by the President or a Vice President and by the Treasurer or an Assistant Treasurer or by the Secretary or an Assistant Secretary. All certificates for shares shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be registered upon the stock transfer books of the Corporation. All certificates surrendered to the Corporation for transfer shall be canceled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and canceled, except as provided in Section 6.05.

         6.02. Facsimile Signatures and Seal. The seal of the Corporation on any certificates for shares may be a facsimile. The signatures of the President or Vice President and the Treasurer or Assistant Treasurer or the Secretary or an Assistant Secretary upon a certificate may be facsimiles if the certificate is countersigned (l) by a transfer agent other than the Corporation or its employee, or (2) by a registrar other than the Corporation or its employee.

         6.03. Signature by Former Officers. If any officer, who has signed or whose facsimile signature has been placed upon any certificate for shares, has ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer as the date of its issue.

         6.04 Transfer of Shares. Prior to due presentment of a certificate for shares for registration of transfer the Corporation may treat the registered owner of such shares as the person exclusively entitled to vote, to receive notifications and otherwise to exercise all the rights and powers of an owner. Where a certificate for shares is presented to the Corporation with a request to register for transfer, the Corporation shall not be liable to the owner or any other person suffering loss as a result of such registration of transfer if (a) there were on the certificate the necessary endorsements, and
(b) the Corporation had no duty to inquire into adverse claims or has discharged any such duty. The Corporation may require reasonable assurance that said endorsements are genuine and effective and compliance with such other regulations as may be prescribed under the authority of the

Board of Directors.

         6.05. Restrictions on Transfer. The face or reverse side of each certificate representing shares shall bear a conspicuous notation of any restriction imposed by the Corporation upon the transfer of such shares.

         6.06. Lost, Destroyed or Stolen Certificates. Where the registered owner claims that his certificate for shares has been lost, destroyed or wrongfully taken, a new certificate shall be issued in place thereof if the owner (a) so requests before the Corporation has notice that such shares have been acquired by a bona fide purchaser, and (b) files with the Corporation a sufficient indemnity bond, and (c) satisfies such other reasonable requirements as the Board of Directors may prescribe.

         6.07. Consideration for Shares. The share of the Corporation may be issued for such consideration as shall be fixed from time to time by the Board of Directors, provided that any shares having a par value shall not be issued for a consideration less than the par value thereof. The consideration to be paid for shares may be paid in whole or in part in money, in other property, tangible or intangible, or in labor or services actually performed for the Corporation. When payment of the consideration for which shares are to be issued shall have been received by the Corporation, such shares shall be deemed to be fully paid and non-assessable by the Corporation. No certificate shall be issued for any shares until such share is fully paid.

         6.08. Stock Regulations. The Board of Directors shall have the power and authority to make all such further rules and regulations not inconsistent with the statutes of the State of Wisconsin as it may deem expedient concerning the issue, transfer and registration of certificates representing shares of the Corporation.

                               ARTICLE VII.  SEAL

         7.01. The Board of Directors shall provide a corporate seal which shall be circular in form and shall have inscribed thereon the name of the Corporation, the state of incorporation and the words "Corporate Seal."

                         ARTICLE VIII.  INDEMNIFICATION

         8.01.   Mandatory Indemnification.

                 (a) In all cases other than those set forth in Section 8.01(b) hereof and subject to the conditions and limitations set forth hereinafter in this Article VIII, the Corporation shall indemnify and hold harmless any person who is or was a party, or is threatened to be made a party, to any Action (see Section 8.16 of this Article VIII for definitions of capitalized terms used herein) by reason of his or her status as an Executive, and/or as to acts performed in the course of such Executive's duties to the Corporation and/or an Affiliate, against Liabilities and reasonable Expenses incurred by or on behalf of an Executive in connection with any Action, including, without limitation, in connection with the investigation, defense, settlement or appeal of any action; provided, that it is not determined by the Authority or by a court, pursuant to Section 8.03, that the Executive engaged in misconduct which constitutes a Breach of Duty.

                 (b) To the extent an Executive has been successful on the merits or otherwise in connection with any Action, including, without limitation, the settlement, dismissal, abandonment or withdrawal of any such Action where the Executive does not pay, incur or assume any material Liabilities, or in connection with any claim, issue or matter therein, he or she shall be indemnified by the Corporation against reasonable Expenses incurred by or on behalf of him or her in connection therewith. The Corporation shall pay such Expenses to the Executive (net of all Expenses, if any, previously advanced to the Executive pursuant to Section 8.02), or to such other person or entity as the Executive may designate in writing to the Corporation, within ten (10) days after the receipt of the Executive's written request therefor, without regard to the provisions of Section 8.03. In the event the Corporation refuses to pay such requested Expenses, the Executive may petition a court to order the Corporation to make such payment pursuant to
Section 8.04.

                 (c)      Notwithstanding any other provision contained in this
Article VIII to the contrary, the Corporation shall not:

                          (i) indemnify, contribute or advance Expenses to an Executive with respect to any Action initiated or brought voluntarily by the Executive and not by way of defense, except with respect to Actions:

                                     (l)        brought to establish or enforce
                 a right to indemnification, contribution and/or an advance of Expenses under Section 8.04 of this Article VIII, under the Statute as it may then be in effect or under any other applicable statute or law or otherwise as required:

                                     (2)        initiated or brought
                 voluntarily by an Executive to the extent such Executive is successful on the merits or otherwise in connection with such an Action in accordance with and pursuant to Section 8.01(b) of this Article VIII; or

                                     (3)        as to which the Board
                 determines it be appropriate.

                          (ii) indemnify an Executive against judgments, fines or penalties incurred in a Derivative Action if the Executive is finally adjudged liable to the Corporation by a court (unless the court before which such Derivative Action was brought determines that the Executive is fairly and reasonably entitled to indemnity for any or all of such judgments, fines or penalties); or

                          (iii) indemnify an Executive under this Article VIII for any amounts paid in settlement of any Action effected without the Corporation's written consent.

The Corporation shall not settle any Action in any manner which would impose any Liabilities or other type of limitation on the Executive without the Executive's written consent. Neither the Corporation nor the Executive shall unreasonably withhold their consent to any proposed settlement.

                 (d) An Executive's conduct with respect to an employee benefit plan sponsored by or otherwise associated with the Corporation and/or an Affiliate for a purpose he or she reasonably believes to be in the interests of the participants in and beneficiaries of such plan is conduct that does not constitute a breach or failure to perform his or her duties to the Corporation or an Affiliate, as the case may be.

         8.02.   Advance for Expenses.

                 (a) The Corporation shall pay to an Executive, or to such other person or entity as the Executive may designate in writing to the Corporation, his or her reasonable Expenses incurred by or on behalf of such Executive in connection with any Action, or claim, issue or matter associated with any such Action, in advance of the final disposition or conclusion of any such Action (or claim, issue or matter associated with any such Action), within ten (10) days after the receipt of the Executive's written request therefor; provided, the following conditions are satisfied:

                          (i) the Executive has first requested an advance of such Expenses in writing (and delivered a copy of such request to the Corporation) from the insurance carrier(s), if any, to whom a claim has been reported under an applicable insurance policy purchased by the Corporation and each such insurance carrier, if any, has declined to make such an advance;

                          (ii) the Executive furnishes to the Corporation an executed written certificate affirming his or her good faith belief that he or she has not engaged in misconduct which constitutes a Breach of Duty; and

                          (iii) the Executive furnishes to the Corporation an executed written agreement to repay any advances made under this Section 8.02 if it is ultimately determined that he or she is not entitled to be indemnified by the Corporation for such Expenses pursuant to this Article VIII.

                 (b) If the Corporation makes an advance of Expenses to an Executive pursuant to this Section 8.02, the Corporation shall be subrogated to every right of recovery the Executive may have against any insurance carrier from whom the Corporation has purchased insurance for such purpose.

         8.03.   Determination of Right to Indemnification.

                 (a) Except as otherwise set forth in this Section 8.03 or in Section 8.01(c), any indemnification to be provided to an Executive by the Corporation under Section 8.01(a) of this Article VIII upon the final disposition or conclusion of any Action, or any claim, issue or matter associated with any such Action, unless otherwise ordered by a court, shall be paid by the Corporation to an Executive (net of all Expenses, if any, previously advanced to the Executive pursuant to Section 8.02), or to such other person or entity as the Executive may designate in writing to the Corporation, within sixty (60) days after the receipt of the Executive's written request therefor. Such request shall include an accounting of all amounts for which indemnification is being sought. No further corporate authorization for such payment shall be required other than this Section 8.03(a).

                 (b) Notwithstanding the foregoing, the payment of such requested indemnifiable amounts pursuant to Section 8.01(a) may be denied by the Corporation if:

                          (i) the Board by a majority vote thereof determines that the Executive has engaged in misconduct which constitutes a Breach of Duty;

                          (ii) a majority of the directors of the Corporation are a party-in-interest to such Action.

                 (c) In either event of nonpayment pursuant to Section 8.03(b), the Board shall immediately authorize and direct, by resolution, that an independent determination be made as to whether the Executive has engaged in misconduct which constitutes a Breach of Duty and, therefore, whether indemnification of the Executive is proper pursuant to this Article VIII.

                 (d) Such independent determination shall be made, at the option of the Executive(s) seeking indemnification, by (i) a panel of three arbitrators (selected as set forth below in Section 8.03(f) from the panels of arbitrators of the American Arbitration Association) in Milwaukee, Wisconsin, in accordance with the

Commercial Arbitration Rules then prevailing of the American Arbitration Association; (ii) an independent legal counsel mutually selected by the Executive(s) seeking indemnification and the Board by a majority vote of a quorum thereof consisting of directors who were not parties-in- interest to such Action (or, if such quorum is not obtainable, by the majority vote of the entire Board); or (iii) a court in accordance with Section 8.04 of this Article VIII.

                 (e) In any such determination there shall exist a rebuttable presumption that the Executive has not engaged in misconduct which constitutes a Breach of Duty and is, therefore, entitled to indemnification hereunder. The burden of rebutting such presumption by clear and convincing evidence shall be on the Corporation.

                 (f) If a panel of arbitrators is to be employed hereunder, one of such arbitrators shall be selected by the Board by a majority vote of a quorum thereof consisting of directors who were not parties-in-interest to such Action (or, if such quorum is not obtainable, by an independent legal counsel chosen by the majority vote of the entire Board, the second by the Executive(s) seeking indemnification and the third by the previous two arbitrators.

                 (g) The Authority shall make its independent determination hereunder within sixty (60) days of being selected and shall simultaneously submit a written opinion of its conclusions to both the Corporation and the Executive.

                 (h) If the Authority determines that an Executive is entitled to be indemnified for any amounts pursuant to this Article VIII, the Corporation shall pay such amounts to the Executive (net of all Expenses, if any, previously advanced to the Executive pursuant to Section 8.02), including interest thereon as provided in Section 8.06(c), or to such other person or entity as the Executive may designate in writing to the Corporation, within ten
(10) days of receipt of such opinion.

                 (i) The Expenses associated with the indemnification process set forth in this Section 8.03, including, without limitation, the Expenses of the Authority selected hereunder, shall be paid by the Corporation.

         8.04.   Court-Ordered Indemnification and Advance for Expenses.

                 (a) An Executive may, either before or within two (2) years after a determination, if any, has been made by the Authority, petition the court before which such Action was brought or any other court of competent jurisdiction to independently determine whether or not he or she has engaged in misconduct which constitutes a Breach of Duty and is, therefore, entitled to indemnification under the provisions of this Article VIII. Such court shall thereupon have the exclusive authority to make such determination unless and until such court dismisses or otherwise terminates such proceeding without having made such determination. An Executive may petition a court under this
Section 8.04 either to seek an initial determination by the court as authorized by Section 8.03(d) or to seek review by the court of a previous adverse determination by the Authority.

                 (b) The court shall make its independent determination irrespective of any prior determination made by the Authority; provided, however, that there shall exist a rebuttable presumption that the Executive has not engaged in misconduct which constitutes a Breach of Duty and is, therefore, entitled to indemnification hereunder. The burden of rebutting such presumption by clear and convincing evidence shall be on the Corporation.

                 (c) In the event the court determines that an Executive has engaged in misconduct which constitutes a Breach of Duty, it may nonetheless order indemnification to be paid by the Corporation if it determines that the Executive is fairly and reasonably entitled to indemnification in view of all of the circumstances of such Action.

                 (d) In the event the Corporation does not (i) advance Expenses to the Executive within ten (10) days of such Executive's compliance with Section 8.02; or (ii) indemnify an Executive with respect to requested Expenses under Section 8.01(b) within ten (10) days of such Executive's written request therefor, the Executive may petition the court before which such Action was brought, if any, or any other court of competent jurisdiction to order the Corporation to pay such reasonable Expenses immediately. Such court, after giving any notice it considers necessary, shall order the Corporation to pay such Expenses if it determines that the Executive has complied with the applicable provisions of Section 8.02 or 8.01(b), as the case may be.

                 (e) If the court determines pursuant to this Section 8.04 that the Executive is entitled to be indemnified for any Liabilities and/or Expenses, or to the advance of Expenses, unless otherwise ordered by such court, the Corporation shall pay such Liabilities and/or Expenses to the Executive (net of all Expenses, if any, previously advanced to the Executive pursuant to Section 8.02), including interest thereon as provided in Section 8.06(c), or to such other person or entity as the Executive may designate in writing to the Corporation, within ten (10) days of the rendering of such determination.

                 (f) An Executive shall pay all Expenses incurred by such Executive in connection with the judicial determination provided in this
Section 8.04, unless it shall ultimately be determined by the court that he or she is entitled, in whole or in part, to be indemnified by, or to receive an advance from, the Corporation as authorized by this Article VIII. All Expenses incurred by an Executive in connection with any subsequent appeal of the judicial determination provided for in this
Section 8.04 shall be paid by the Executive regardless of the disposition of such appeal.

         8.05. Termination of an Action is Nonconclusive. The adverse termination of any Action against an Executive by judgment, order, settlement, conviction, or upon a plea of no contest or its equivalent, shall not, of itself, create a presumption that the Executive has engaged in misconduct which constitutes a Breach of Duty.

         8.06.   Partial Indemnification; Reasonableness; Interest.

                 (a) If it is determined by the Authority, or by a court, that an Executive is entitled to indemnification as to some claims, issues or matters, but not as to other claims, issues or matters, involved in any Action, the Authority, or the court, shall authorize the proration and payment by the Corporation of such Liabilities and/or reasonable Expenses with respect to which indemnification is sought by the Executive, among such claims, issues or matters as the Authority, or the court, shall deem appropriate in light of all of the circumstances of such Action.

                 (b) If it is determined by the Authority, or by a court, that certain Expenses incurred by or on behalf of an Executive are for whatever reason unreasonable in amount, the Authority, or the court, shall nonetheless authorize indemnification to be paid by the Corporation to the Executive for such Expenses as the Authority, or the court, shall deem reasonable in light of all of the circumstances of such Action.

                 (c) Interest shall be paid by the Corporation to an Executive, to the extent deemed appropriate by the Authority, or by a court, at a reasonable interest rate, for amounts for which the Corporation indemnifies or advances to the Executive.

         8.07.   Insurance; Subrogation.

                 (a) The Corporation may purchase and maintain insurance on behalf of any person who is or was an Executive of the Corporation, and/or is or was serving as an Executive of an Affiliate, against Liabilities and/or Expenses asserted against him or her and/or incurred by or on behalf of him or her in any such capacity, or arising out of his or her status as such an Executive, whether or not the Corporation would have the power to indemnify him or her against such Liabilities and/or Expenses under this Article VIII or under the Statute as it may then be in effect. Except as expressly provided herein, the purchase and maintenance of such insurance shall not in any way limit or affect the rights and obligations of the Corporation and/or any Executive under this

Article VIII. Such insurance may, but need not, be for the benefit of all Executives of the Corporation and those serving as an Executive of an Affiliate.

                 (b) If an Executive shall receive payment from any insurance carrier or from the plaintiff in any Action against such Executive in respect of indemnified amounts after payments on account of all or part of such indemnified amounts have been made by the Corporation pursuant to this Article VIII, such Executive shall promptly reimburse the Corporation for the amount, if any, by which the sum of such payment by such insurance carrier or such plaintiff and payments by the Corporation to such Executive exceeds such indemnified amounts; provided, however, that such portions, if any, of such insurance proceeds that are required to be reimbursed to the insurance carrier under the terms of its insurance policy, such as deductible, retention or co-insurance amounts, shall not be deemed to be payments to such Executive hereunder.


                 (c)      Upon payment of indemnified amounts under this
Article VIII, the Corporation shall be subrogated to such Executive's rights against any insurance carrier in respect of such indemnified amounts and the Executive shall execute and deliver any and all instruments and/or documents and perform any and all other acts or deeds which the Corporation shall deem necessary or advisable to secure such rights. The Executive shall do nothing to prejudice such rights of recovery or subrogation.

         8.08. Witness Expenses. The Corporation shall advance or reimburse any and all reasonable Expenses incurred by or on behalf of an Executive in connection with his or her appearance as a witness in any Action at a time when he or she has not been formally named a defendant or respondent to such Action, within ten (10) days after the receipt of an Executive's written request therefor.

         8.09.   Contribution.

                 (a) Subject to the limitations of this Section 8.09, if the indemnity provided for in Section 8.01 of this Article VIII is unavailable to an Executive for any reason whatsoever, the Corporation, in lieu of indemnifying the Executive, shall contribute to the amount incurred by or on behalf of the Executive, whether for Liabilities and/or for reasonable Expenses in connection with any Action in such proportion as deemed fair and reasonable by the Authority, or by a court, in light of all of the circumstances of any such Action, in order to reflect:

                          (i) the relative benefits received by the Corporation and the Executive as a result of the event(s) and/or transaction(s) giving cause to such Action; and/or

                          (ii) the relative fault of the Corporation (and its other Executives, employees and/or agents) and the Executive in connection with such event(s) and/or transaction(s).

                 (b) The relative fault of the Corporation (and its other Executives, employees and/or agents), on the one hand, and of the Executive, on the other hand, shall be determined by reference to, among other things, the parties' relative intent, knowledge, access to information and opportunity to correct or prevent the circumstances resulting in such Liabilities and/or Expenses. The Corporation agrees that it would not be just and equitable if contribution pursuant to this Section 8.09 were determined by pro rata allocation or any other method of allocation which does not take into account the foregoing equitable considerations.

                 (c) An Executive shall not be entitled to contribution from the Corporation under this Section 8.09 in the event it is determined by the Authority, or by a court, that the Executive has engaged in misconduct which constitutes a Breach of Duty.

                 (d) The Corporation's payment of, and an Executive's right to, contribution under this Section 8.09 shall be made and determined in accordance with and pursuant to the provisions in Sections 8.03 and/or 8.04 of this Article VIII relating to the Corporation's payment of, and the Executive's right to, indemnification under this Article VIII.

         8.10. Indemnification of Employees. Unless otherwise specifically set forth in this Article VIII, the Corporation shall indemnify and hold harmless any person who is or was a party, or is threatened to be made a party to any Action by reason of his or her status as, or the fact that he or she is or was an employee or authorized agent or representative of the Corporation and/or an Affiliate as to acts performed in the course and within the scope of such employee's, agent's or representative's duties to the Corporation and/or an Affiliate, in accordance with and to the fullest extent permitted by the Statute as it may then be in effect.

         8.11. Severability. If any provision of this Article VIII shall be deemed invalid or inoperative, or if a court of competent jurisdiction determines that any of the provisions of this Article VIII contravene public policy, this Article VIII shall be construed so that the remaining provisions shall not be affected, but shall remain in full force and effect, and any such provisions which are invalid or inoperative or which contravene public policy shall be deemed, without further Action or deed by or on behalf of the Corporation, to be modified, amended and/or limited, but only to the extent necessary to render the same valid and enforceable, and the Corporation shall indemnify and hold harmless an Executive as to Liabilities and reasonable Expenses with respect to any Action to the full extent permitted by any applicable provision of this Article VIII that shall not have been invalidated and to the full extent otherwise permitted by the Statute as it may then be in effect.

         8.12. Non-exclusivity of Article VIII. The right to indemnification, contribution and advancement of Expenses provided to an Executive by this Article VIII shall not be deemed exclusive of any other rights to indemnification, contribution and/or advancement of Expenses which any Executive or other employee or agent of the Corporation and/or of an Affiliate may be entitled under any charter provision, written agreement, resolution, vote of stockholders or disinterested directors of the Corporation or otherwise, including, without limitation, under the Statute as it may then be in effect, both as to acts in his or her official capacity as such Executive or other employee or agent of the Corporation and/or of an Affiliate or as to acts in any other capacity while holding such office or position, whether or not the Corporation would have the power to indemnify, contribute and/or advance Expense to the Executive under this Article VIII or under the Statute.

         8.13.   Notice to the Corporation; Defense of Actions.

                 (a) An Executive shall promptly notify the Corporation in writing upon being served with or having actual knowledge of any citation, summons, complaint, indictment or any other similar document relating to any Action which may result in a claim of indemnification, contribution or advancement of Expenses hereunder, but the omission so to notify the Corporation will not relieve the Corporation from any liability which it may have to the Executive otherwise than under this Agreement unless the Corporation shall have been irreparably prejudiced by such omission.

                 (b) With respect to any such Action as to which an Executive notifies the Corporation of the commencement thereof:

                          (i) The Corporation shall be entitled to participate therein at its own expense; and

                          (ii) Except as otherwise provided below, to the extent that it may wish, the Corporation (or any other indemnifying party, including any insurance carrier, similarly notified by the Corporation or the Executive) shall be entitled to assume the defense thereof, with counsel selected by the Corporation (or such other indemnifying party) and reasonably satisfactory to the Executive.

                 (c) After notice from the Corporation (or such other indemnifying party) to the Executive of its election to assume the defense of an Action, the corporation shall not be liable to the Executive under this
Article VIII for any Expenses subsequently incurred by the Executive in connection with the defense thereof other than reasonable costs of investigation or as otherwise provided below. The Executive shall have the right to employ his or her own counsel in such Action but the Expenses of such counsel incurred after notice from the Corporation (or such other indemnifying party) of its assumption of the defense thereof shall be at the expense of the Executive unless (i) the employment of counsel by the Executive has been authorized by the Corporation; (ii) the Executive shall have reasonably concluded that there may be a conflict of interest between the Corporation (or such other indemnifying party) and the Executive in the conduct of the defense of such Action; or (iii) the Corporation (or such other indemnifying party) shall not in fact have employed counsel to assume the defense of such Action, in each of which cases the Expenses of counsel shall be at the expense of the Corporation. The Corporation shall not be entitled to assume the defense of any Derivative Action or any Action as to which the Executive shall have made the conclusion provided for in clause (ii) above.

         8.14. Continuity of Rights and Obligations. The terms and provisions of this Article VIII shall continue as to an Executive subsequent to his or her Termination Date and such terms and provisions shall inure to the benefit of the heirs, estate, executors and administrators of such Executive and the successors and assigns of the Corporation, including, without limitation, any successor to the Corporation by way of merger, consolidation and/or sale or disposition of all or substantially all of the assets or capital stock of the Corporation. Except as provided herein, all rights and obligations of the Corporation and the Executive hereunder shall continue in full force and effect despite the subsequent amendment or modification of the corporation's Restated Certificate of Incorporation, as such is in effect on the date hereof, and such rights and obligations shall not be affected by any such amendment or modification, any resolution of directors or stockholders of the Corporation, or by any other corporate action which conflicts with or purports to amend, modify, limit or eliminate any of the rights or obligations of the Corporation and/or of the Executive hereunder.

         8.15. Amendment. This Article VIII may only be altered, amended or repealed by the affirmative vote of a majority of stockholders of the Corporation so entitled to vote; provided, however, that the Board may alter or amend this Article VIII without such stockholder approval if any such alteration or amendment:

                 (a) is made in order to conform to any amendment or revision of the Wisconsin Business Corporation Law, including, without limitation, the Statute, which (i) expands or permits the expansion of an Executive's right to indemnification thereunder;

(ii) limits or eliminates, or permits the limitation or elimination, of the liability of the Executives; or (iii) is otherwise beneficial to the Executives; or

                 (b) in the sole judgment and discretion of the Board, does not materially adversely affect the rights and protections of the stockholders of the Corporation.

         Any repeal, modification or amendment of this Article VIII shall not adversely affect any rights or protections of an Executive existing under this
Article VIII immediately prior to the time of such repeal, modification or amendment.

         8.16.   Certain Definitions.  The following terms as used in this
Article VIII shall be defined as follows:

                 (a) "Action(s)" shall include, without limitation, any threatened, pending or completed action, claim, litigation, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative, whether predicated on foreign, Federal, state or local law, whether brought under and/or predicated upon the Securities Act of 1933, as amended, and/or the Securities Exchange Act of 1934, as amended, and/or their respective state counterparts and/or any rule or regulation promulgated thereunder, whether a Derivative Action and/or whether formal or informal.

                 (b) "Affiliate" shall include, without limitation, any corporation, partnership, joint venture, employee benefit plan, trust, or other similar enterprise that directly or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the Corporation.

                 (c) "Authority" shall mean the panel of arbitrators or independent legal counsel selected under Section 8.03 of the Agreement.

                 (d) "Board" shall mean the Board of Directors of the Corporation.

                 (e) "Breach of Duty" shall mean the Executive breached or failed to perform his or her duties to the Corporation or an Affiliate, as the case may be, and the Executive's breach of or failure to perform those duties constituted:

                          (i) a breach of his or her "duty of loyalty" (as defined herein) to the Corporation or its stockholders;

                          (ii) acts or omissions not in "good faith" (as further defined herein) or which involve intentional misconduct or a knowing violation of the law;

                          (iii)      a violation of Section 180.0833 of the

         Wisconsin Business Corporation Law; or

                          (iv) a transaction from which the Executive derived an improper personal financial profit (unless such profit is determined to be immaterial in light of all the circumstances).

         In determining whether an Executive has acted or omitted to act otherwise than in "good faith," as such term is used herein, the Authority, or the court, shall determine solely whether such Executive (i) in the case of conduct in his or her "official capacity" (as defined herein) with the Corporation, believed in the exercise of his or her business judgment, that his or her conduct was in the best interests of the Corporation; and (ii) in all other cases, reasonably believed that his or her conduct was at least not opposed to the best interested of the Corporation.

                 (f) "Derivative Action" shall mean any Action brought by or in the right of the Corporation and/or an Affiliate.

                 (g) "Duty of loyalty" shall mean a breach of fiduciary duty by an Executive which constitutes a willful failure to deal fairly with the Corporation or its stockholders in connection with a transaction in which the Executive has a material undisclosed personal conflict of interest.

                 (h) "Executive(s)" shall mean any individual who is, was or has agreed to become a director and/or officer of the Corporation and/or an Affiliate.

                 (i) "Expenses" shall include, without limitation, any and all expenses, fees, costs, charges, attorneys' fees and disbursements, other out-of-pocket costs, reasonable compensation for time spent by the Executive in connection with the Action for which he or she is not otherwise compensated by the Corporation, any Affiliate, any third party or other entity and any and all other direct and indirect costs of any type or nature whatsoever.

                 (j) "Liabilities" shall include, without limitation, judgments, amounts incurred in settlement, fines, penalties and, with respect to any employee benefit plan, any excise tax or penalty incurred in connection therewith, and any and all other liabilities of every type or nature whatsoever.

                 (k) "Official capacity" shall mean the office of director or officer in the Corporation, membership on any committee of directors, any other offices in the corporation held by an Executive and any other employment or agency relationship between the Executive and the Corporation and "official capacity," as such term is used herein, shall not include service for any Affiliate or other foreign or domestic corporation or any partnership, joint venture, trust, employee benefit plan, or other enterprise.

                 (l) "Statute" shall mean Section 180.0851 of the Wisconsin Business Corporation Law (or any successor provisions).

                 (m) "Termination Date" shall mean the date an Executive ceases, for whatever reason, to serve in an employment relationship with the Company and/or any Affiliate.

                            ARTICLE IX.  AMENDMENTS

         9.01. By Stockholders. Except as otherwise provided in the Restated Articles of Incorporation, these By-laws may be altered, amended or repealed and new by-laws may be adopted by the stockholders by affirmative vote of not less than a majority of the shares present or represented at any annual or special meeting of the stockholders at which a quorum is in attendance.

         9.02. By Directors. Except as otherwise provided in the Restated Articles of Incorporation, these By-laws may also be altered, amended or repealed and new by-laws may be adopted by the Board of Directors by the affirmative vote of a majority of the number of directors present at any meeting at which a quorum is in attendance; but no By-law adopted by the stockholders shall be amended or repealed by the Board of Directors if the By-law so adopted so provides.